BERKSHIRE HATHAWAY INC. SUBSCRIPTION AGREEMENT



MidAmerican Energy Holdings Company
302 South 36th Street
Suite 400
Omaha, Nebraska  68131
Attn:  David L. Sokol

Ladies and Gentlemen:

                  The undersigned is executing this Agreement in connection with its subscription for Shares (as defined below) of MidAmerican Energy Holdings Company (the "Company"), an Iowa corporation. The undersigned understands that the Company is relying upon the accuracy and completeness of the information contained herein in complying with its obligations under federal and state securities and other applicable laws.

                  Certain affiliates of the Company propose to enter into that certain Purchase Agreement (the "Williams Purchase Agreement") with The Williams Companies, Inc., a Delaware corporation ("Williams"), and certain entities affiliated with Williams providing for the purchase of 100% of the partnership interests in Kern River Gas Transmission Company, a Texas general partnership. In addition, the Company proposes to enter into that certain Stock Purchase Agreement (the "Williams Stock Purchase Agreement" and, together with the Williams Purchase Agreement, the "Transaction Agreements") with Williams for the purchase by the Company of shares of convertible preferred stock of Williams. The purchase and sale of the partnership interests contemplated under the Williams Purchase Agreement, together with the issuance and sale of the shares of convertible preferred stock of Williams contemplated under the Williams Stock Purchase Agreement (the "Williams Preferred Stock Purchase"), are referred to herein together as the "Transactions."

                  The undersigned hereby irrevocably agrees with, and represents and warrants to and for the benefit of, the Company and the shareholders of the Company, as follows:

1.       Subscription.

                  On the terms and subject to the conditions of this Agreement, the undersigned hereby irrevocably subscribes for and the Company hereby irrevocably agrees to sell an aggregate of 6,700,000 shares of Zero Coupon Convertible Preferred Stock (the "Shares") of the Company (the terms of which are described in the form of the Amended and Restated Articles of Incorporation of the Company, attached as Schedule I hereto) for a purchase price of $60.00 per share.

                  The purchase price for the Shares to be purchased pursuant to this Agreement is payable in cash. The undersigned may assign its subscription rights hereunder to one or more of its consolidated subsidiaries; provided, however, that the undersigned shall remain fully liable for all of its obligations hereunder, including, without limitation, the payment of the purchase price for all of the Shares. As a condition to such subscription, each consolidated subsidiary of the undersigned purchasing Shares shall execute and deliver to the Company a counterpart of this Agreement, and shall be bound by the terms and conditions of this Agreement (but with its obligations limited to the Shares being purchased by it) as if such person was the original signatory hereto.

2.       [Intentionally omitted.]

3. Representations and Warranties of the Company. The Company hereby represents and warrants to the undersigned that:

(a) Organization and Qualification. The Company is duly formed, validly existing and in good standing under the laws of the State of Iowa.

(b) Authority. Subject to the filing of the Amendment (as defined below), the Company has the requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly approved by all necessary action, and no other proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the undersigned, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) Issuance of Shares. The Shares to be issued and sold by the Company pursuant to this Agreement, when issued in accordance with the provisions hereof, will be validly issued, fully paid and nonassessable stock of the Company, and no holder of stock of the Company will have any preemptive rights to subscribe for any such Shares. Other than shares of the Company's common stock, no par value ("Common Stock"), and shares of the Company's Zero Coupon Convertible Preferred Stock, in each case, currently outstanding or reserved for issuance, and options to purchase shares of Common Stock, the only securities authorized for issuance by the Company are the Shares to be issued and sold by the Company pursuant to this Agreement.

(d) Approvals and Consents; Non-Contravention. The creation, authorization, issuance, offer and sale of the Shares do not require any consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Company (other than as will be described in the Transaction Agreements and the filing of the Amendment (as defined below) with the Iowa Secretary of State) or the vote, consent or approval in any manner of the holders of any capital stock or other security of the Company as a condition to the execution and delivery of this Agreement or the creation, authorization, issuance, offer and sale of the Shares. The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder will not violate (i) the terms and conditions of the Articles of Incorporation (as amended by the Amendment) or the Bylaws of the Company, or any agreement to which the Company is a party or by which it is bound or (ii) subject to the accuracy of the representations and warranties of the undersigned contained in Section 4 hereof, any federal or state law.

(e) Use of Proceeds. If the Williams Preferred Stock Purchase is consummated by June 15, 2002, the Company will fund such purchase solely with the proceeds from the sale of the Shares hereby.

4. Representations and Warranties of the Undersigned. The undersigned hereby represents and warrants to the Company that:

(a) Organization and Qualification. The undersigned is duly organized or formed, validly existing and in good standing under the laws of the state of its organization or formation.

(b) Authority. The undersigned has the requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the undersigned and the consummation by the undersigned of the transactions contemplated hereby have been duly and validly approved by all necessary action, and no other proceedings on the part of the undersigned are necessary to authorize the execution, delivery and performance of this Agreement by the undersigned and the consummation by the undersigned of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the undersigned and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding obligation of the undersigned enforceable against the undersigned in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) Approvals and Consents; Non-Contravention. Except for consents, approvals and/or authorizations which have been obtained, and filings that have been made, the execution, delivery and performance of this Agreement by the undersigned and the consummation by the undersigned of the transactions contemplated hereby do not require any consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the undersigned, or the vote, consent or approval in any manner of the holders of any capital stock or other security of the undersigned as a condition to the execution and delivery of this Agreement or the consummation by the undersigned of the transactions contemplated hereby. The execution and delivery by the undersigned of this Agreement and the performance by the undersigned of its obligations hereunder will not violate (i) the terms and conditions of the certificate of incorporation, or other applicable formation document, or the bylaws of the undersigned, or any agreement to which the undersigned is a party or by which it is bound or (ii) any federal or state law. Notwithstanding any other provision of this Section 4(c), no representation or warranty is made as to whether the undersigned or any of its affiliates, as a result of the transactions contemplated by this Agreement or the Transaction Agreements would be subject to regulation as a registered holding company under the Public Utility Holding Company Act of 1935, as amended. The undersigned would not intend to register as such a holding company if that were a required condition of the transaction.

(d) Residence. The principal place of business address set forth on the signature page hereof is the undersigned's true and correct principal place of business and is the only jurisdiction in which an offer to sell the Shares was made to the undersigned and the undersigned has no present intention of moving its principal place of business to any other state or jurisdiction.

(e) No Registration. The undersigned understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or under the laws of any other jurisdiction, and that the Company does not contemplate and is under no obligation to so register the Shares. The undersigned understands and agrees that the Shares must be held indefinitely unless they are subsequently transferred (i) pursuant to an effective registration statement under the Act and, where required, under the laws of other jurisdictions or (ii) pursuant to an exemption from applicable registration requirements. The undersigned recognizes that there is no established trading market for the Shares and that it is unlikely that any public market for the Shares will develop for at least five years. The undersigned will not offer, sell, transfer or assign its Shares or any interest therein in contravention of this Agreement, the Act or any state or federal law.

(f) Purchase for Investment. The Shares for which the undersigned hereby subscribes are being acquired solely for the undersigned's own account for investment and are not being purchased with a view to or for resale, distribution or other disposition, and the undersigned has no present plans to enter into any contract, undertaking, agreement or arrangement for any such resale, distribution or other disposition.

(g) Information. The undersigned has been granted the opportunity to ask questions of, and receive answers from, the Company and the officers of the Company concerning the terms and conditions of the sale of the Shares, the Transaction Agreements and the transactions contemplated thereby, and to obtain any additional information which the undersigned deems necessary to make an informed investment decision. The undersigned has received or has had access to other documents requested from the Company relating to the Shares and the purchase thereof, and the Company has afforded the undersigned the opportunity to discuss the undersigned's investment in the Company and to ask and receive answers to any questions relating to the investment in the Shares, the Transaction Agreements and the transactions contemplated thereby. The undersigned understands and has evaluated the risks of a purchase of the Shares.

(h) Accredited Investor. The undersigned has read the text of Rule 501(a)(1)-(8) of Regulation D under the Act and confirms that it is an "accredited investor" as described thereby.

(i) Plan Assets.

        (i) By checking below, the undersigned has indicated whether or not it is, or is acting on behalf of, a "benefit plan investor", as defined in 29 C.F.R. ss. 2510.3-101. The undersigned acknowledges that (A) a benefit plan investor includes (x) an "employee benefit plan" within the meaning of
                  Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not such plan is subject to ERISA, or (y) a plan or arrangement subject to
                  Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or (iii) an entity which is deemed to hold the assets of any such employee benefit plan, plan or arrangement described in (x) or (y) above pursuant to 29 C.F.R. ss. 2510.3-101 or otherwise, (B) a plan which is maintained by a foreign corporation, governmental entity or church, a Keogh plan covering no common-law employees and an individual retirement account would each be a benefit plan investor for this purpose, even though they are generally not subject to ERISA and (C) a foreign or U.S. entity which is not an operating company and which is not publicly traded or registered as an investment company under the Investment Company Act of 1940, as amended, and in which 25% or more of the value of any class of equity interests is held by benefit plan investors, would be deemed to hold the assets of one or more employee benefit plans pursuant to 29 C.F.R. 2510.3-101. The undersigned further understands that for purposes of determining whether this 25% threshold has been met or exceeded, the value of any equity interests held by a person (other than a benefit plan investor) who has discretionary authority or control with respect to the assets of the entity, or any person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person, is disregarded.

                                            ___  Yes  X   No

        (ii) By checking below, the undersigned has indicated whether it is, or is acting on behalf of, such an employee benefit plan, plan or arrangement described in the preceding question, or is an entity deemed to hold the assets of any such employee benefit plan, plan or arrangement that is subject to ERISA and/or Section 4975 of the Code.

                                            ___  Yes  X   No

        (iii) By checking below, the undersigned has indicated whether it is an insurance company using assets of its general account.

                                            ___  Yes  X   No

                  If the answer to the above question is yes, please indicate the percentage of the general account that is attributable to benefit plan investors subject to ERISA and/or Section 4975 of the Code: _______%.

(j) Holding Company. The undersigned is not a "public utility company," a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or a "public utility" as such term is defined in the Federal Power Act.

(k) Assignment. The undersigned will only assign its subscription rights hereunder to one or more of its consolidated subsidiaries who are capable of making the representations and warranties contained in this Section 4 and of performing the obligations they undertake hereunder.

5. Closing. The closing (the "First Closing") of the purchase and sale of an aggregate of 4,583,334 Shares pursuant to this Agreement shall be held on March 7, 2002 (such date, the "First Closing Date"). The closing (the "Second Closing" and, together with the First Closing, the "Closings") of the purchase and sale of the remaining 2,116,666 Shares pursuant to this Agreement shall be held on March 12, 2002 (such date, the "Second Closing Date" and, together with the First Closing Date, the "Closing Dates").

6. Conditions to Closing. (a) The undersigned's obligation to purchase the applicable Shares under this Agreement at each Closing is subject to the fulfillment on or prior to such Closing of the following conditions:

        (i) Representations and Warranties. Each representation and warranty made by the Company in this Agreement shall be true and correct in all material respects on and as of such Closing Date as though such representation or warranty was made on such Closing Date, and any representation or warranty made as of a specified date earlier than such Closing Date shall have been true and correct in all material respects on and as of such earlier date.

        (ii) Performance. The Company shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company at or before such Closing Date.

(b) The Company's obligation to sell the applicable Shares under this Agreement at each Closing is subject to the fulfillment on or prior to such Closing of the following conditions:

        (i) Representations and Warranties. Each representation and warranty made by the undersigned in this Agreement shall be true and correct in all material respects on and as of such Closing Date as though such representation or warranty was made on such Closing Date, and any representation or warranty made as of a specified date earlier than such Closing Date shall have been true and correct in all material respects on and as of such earlier date.

        (ii) Performance. The undersigned shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the undersigned at or before such Closing Date.

7. Covenants. Each of the Company and the undersigned covenants and agrees with the other that, at all times from and after the date hereof until the Second Closing Date, it will comply with all covenants and provisions of this Section 7, except to the extent the other party may otherwise consent in writing.

(a) Amendment of Articles of Incorporation. The Company shall take all actions necessary to amend its Articles of Incorporation to authorize the issuance of the Shares under this Agreement (the "Amendment").

(b) Regulatory and Other Approvals. Subject to the terms and conditions of this Agreement, each of the Company and the undersigned will proceed diligently and in good faith to, as promptly as practicable (x) obtain all consents, approvals or actions of, make all filings with and give all notices to governmental or regulatory authorities or any public or private third parties required of the Company and the undersigned to consummate the transactions contemplated hereby and by the Transaction Agreements, and (y) provide such other information and communications to such governmental or regulatory authorities or other public or private third parties as the other party or such governmental or regulatory authorities or other public or private third parties may reasonably request in connection therewith.

(c) Notice and Cure. Each of the Company and the undersigned will promptly notify the other in writing of, and contemporaneously will provide the other with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before each Closing Date, any event, transaction or circumstance, occurring after the date of this Agreement that causes or will cause any covenant or agreement of either such party under this Agreement to be breached or that renders or will render untrue any representation or warranty of either such party contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance.

(d) Fulfillment of Conditions. Each of the Company and the undersigned will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the obligations of such party contained in this Agreement and will not take any action that could reasonably be expected to result in the nonfulfillment of any such condition or fail to take any commercially reasonable action that could reasonably be expected to prevent the nonfulfillment of any such condition.

8. Indemnification. The undersigned agrees to indemnify and hold harmless the Company or any officer, director or control person (within the meaning of Section 15 of the Act) of the Company from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty of the undersigned contained in any document furnished by the undersigned in connection with the offering and sale of the Shares, including, without limitation, this Agreement, or failure by the undersigned to comply with any covenant or agreement made by the undersigned herein or in any other document furnished by the undersigned to any of the foregoing in connection with this transaction.

9. Survival; Binding Effect. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and delivery of the Shares and payment therefor and, notwithstanding any investigation heretofore or hereafter made by the undersigned or on the undersigned's behalf, shall continue in full force and effect. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party and all covenants, promises and agreements in this Agreement by or on behalf of the Company, or by or on behalf of the undersigned, shall bind and inure to the benefit of the successors and assigns of such parties hereto.

10.      Termination.

(a) This Agreement may be terminated, and the transactions contemplated hereby may be abandoned (i) at any time before either Closing, by mutual written agreement of the Company and the undersigned or (ii) at any time before either Closing, by the Company or the undersigned, in the event that any order or law becomes effective restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, upon notification of the non-terminating party by the terminating party.

(b) This Agreement shall terminate, with no further action being required on the part of either party hereto, automatically, upon any termination of either Transaction Agreement in accordance with its terms by the Company.

(c) If this Agreement is validly terminated pursuant to this Section 10, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of the undersigned or the Company (or any of their respective shareholders, officers, directors, employees, agents or other representatives or affiliates) except to the extent of the transactions previously consummated hereunder. Notwithstanding the foregoing, no such termination shall affect the obligations of the undersigned pursuant to Section 8, which shall survive any such termination.

11. Notices. All notices, statements, instructions or other documents required to be given hereunder shall be in writing and shall be given either personally, by overnight courier or by facsimile, addressed to the Company at its principal offices and to the other party at its address or facsimile number reflected on the signature page hereto. The undersigned, by written notice given to the Company in accordance with this Section 11 may change the address to which notices, statements, instructions or other documents are to be sent to the undersigned. All notices, statements, instructions and other documents hereunder that are mailed shall be deemed to have been given on the date of delivery.

12. Complete Agreement; Counterparts. This Agreement constitutes the entire agreement and supersedes all other agreements and understandings, both written and oral, between the parties hereto, with respect to the subject matter hereof. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

13. Assignment. Without the prior written consent of each of the parties hereto, neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto and any attempt to do so will be void; provided, however, that, notwithstanding any other provisions of this Agreement, this Agreement and all rights, interests and obligations of the undersigned hereunder (or, at the option of the undersigned, the right and obligation to purchase some, but not all, of the Shares) may be assigned by the undersigned to one or more subsidiaries of the undersigned which are consolidated with the undersigned for financial accounting purposes, without obtaining the consent of any other party hereto. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and shall be enforceable by the parties hereto and their respective successors and assigns.

14. Amendment and Waiver. This Agreement may be amended or modified only by an instrument signed by the parties hereto. A waiver of any provision of this Agreement must be in writing, designated as such, and signed by the party against whom enforcement of that waiver is sought. The waiver by a party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent or other breach thereof.

15. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

        IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on this 7th day of March, 2002.



BERKSHIRE HATHAWAY INC.                       1440 Kiewit Plaza
                                              -----------------
                                              Mailing Address

By:            /s/ Marc D. Hamburg            Omaha         NE          68131
      ---------------------------------       ----------------------------------
      Name:    Marc D. Hamburg                City        State        Zip Code
      Title:   Vice President
                                              47-0813844
                                              ----------
                                              Tax Identification Number

                                              (402) 346-3375
                                              --------------
                                              Facsimile Number



SUBSCRIPTION ACCEPTED AS OF THE ABOVE DATE

MIDAMERICAN ENERGY HOLDINGS COMPANY

By:        /s/ David L. Sokol
      ---------------------------------------------
      Name:    David L. Sokol
      Title:   Chairman and Chief Executive Officer